Exhibit 16.1

DECORIA, MAICHEL & TEAGUE

A PROFESSIONAL SERVICES FIRM

1105 W. Francis, Suite A

Spokane, Washington 99205

dm-t.com  * contact@dm-t.com

Facsimile: (509) 535-3503

Telephone: (509) 535-9391

March 6, 2003

Discovery Oil, LTD

Andrew V. Ippolito

6172 Ramirez Canyon Road

Malibu, CA 90265

Dear Mr. Ippolito:

This is to confirm that the client-auditor relationship between Discovery Oil, LTD (Commission File Number 0-6541) and DeCoria, Maichel & Teague P.S. has ceased.

Sincerely,

/s/ DeCoria, Maichel & Teague P.S.

DeCoria, Maichel & Teague P.S.

CC:  Office of the Chief Accountant

SECPS Letter File

Securities and Exchange Commission

Mail Stop 9-5

450 Fifth Street, N.W.

Washington D.C. 20549

VIA FACSIMILE:  202-942-9656